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                                                                       EXHIBIT 5
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       (LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM APPEARS HERE)

                                                            November 28, 1994

Board of Directors
Shawmut National Corporation
777 Main Street
Hartford, Connecticut  06115

     Re:  Shawmut National Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as special counsel to Shawmut National Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (together with any amendments thereto, the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of up to 1,329,115 shares of its common stock, $.01 par value (the "Common Stock"), together with an equal number of rights to purchase units of Series A Junior Participating Preferred Stock associated therewith (the "Rights"), upon exercise of Warrants (the "Warrants") issued pursuant to a Warrant Agreement, dated as of January 7, 1994 (the "Warrant Agreement"), between the Company and Chemical Bank, as Warrant Agent, initially at an exercise price of $22.11 per share (the "Exercise Price"), subject to adjustment as provided in the Warrant Agreement.

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the Registration Statement.

          We have examined (i) the Registration Statement filed with the Commission on November 28, 1994; (ii) the Warrant Agreement (including the form of Warrant attached thereto); (iii) the form of certificates to be used to represent the Common Stock (and the Rights); (iv) the Certificate of Incorporation and By-Laws of the Company as amended to date; (v) resolutions adopted by the Board of Directors of the Company relating to the issuance of the shares of Common Stock and the Rights and the Warrants; and (vi) the Rights Agreement, dated as of February 28, 1989 (the "Rights Agreement"), between the Company and Manufacturers Hanover Trust Company, as Rights Agent. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity for all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements or representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the Bar in the State of Delaware and we do not express any opinion as to the laws of any other jurisdiction. The Common Stock, together with the Rights, may be issued from time to time on a delayed or continuous basis, and this opinion is limited to those laws, rules and regulations as are in effect on the date hereof.

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective and (ii) certificates representing the shares of Common Stock are duly executed, countersigned, registered and delivered upon payment of the Exercise Price, (a) the shares of Common Stock issuable upon exercise of the Warrants, when issued and sold in accordance with the Warrant Agreement, will be duly authorized, validly issued, fully paid and nonassessable and (b) the Rights will be duly authorized, and when issued as described in the Registration Statement and in accordance with the terms of the Rights Agreement, validly issued.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading "Validity of Common Stock" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                         Very truly yours,


                         (SIGNATURE OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM APPEARS HERE)

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